UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2015, the Board of Directors (the “Board”) of Archer-Daniels-Midland Company (the “Company”) approved an amendment to the Company’s Bylaws effective as of that date (the “Amendment”). The Amendment added a new Section 1.15, which permits an eligible stockholder, or an eligible group of up to 20 stockholders, owning continuously for at least three years shares of the Company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in the Company’s annual meeting proxy materials directors constituting up to 20 percent of the Board. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in Section 1.15, including the requirement that the Company must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in Section 1.15.

The Bylaws, as amended through November 5, 2015, are attached to this Current Report on Form 8-K as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3(ii)	Bylaws of the Company, as amended through November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: November 6, 2015	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

3(ii)	Bylaws of the Company, as amended through November 5, 2015.	Filed Electronically